United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 19, 2011
FEDERAL SIGNAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

1415 W. 22nd Street, Oak Brook, Illinois	60523

(Address of Principal Executive Offices)	(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 19, 2011, Federal Signal Corporation (the “Company”) announced that Bryan L. Boettger has been appointed President, Public Safety Systems, and Joseph W. Wilson has been appointed President, Industrial Systems Division, both within the Company’s Safety and Security Systems Group, effective immediately.
Mr. Boettger’s compensation package includes an annual base salary of $225,000, a monthly car allowance, eligibility to participate in the Company’s non-qualified Savings Restoration Plan and eligibility to participate in the Company’s standard benefit package including group health benefits, 401(k) plan and other benefits. Most recently, Mr. Boettger, aged 59, served as Vice President of Operations for the Safety and Security Systems Group since 2010. Prior to that, in 2009, Mr. Boettger served as Interim Vice President/General Manager Public Safety Systems and as President of Emergency Products Division since 2006. Mr. Boettger has had no related party transactions with the Company reportable under Item 404(a) of Regulation S-K and has no family relationships with any director or executive officer of the Company.
Mr. Wilson’s compensation package includes an annual base salary of $225,000, a monthly car allowance, eligibility to participate in the Company’s non-qualified Savings Restoration Plan and eligibility to participate in the Company’s standard benefit package including group health benefits, 401(k) plan and other benefits. Most recently, Mr. Wilson, aged 53, served as Vice President/General Manager of the Company’s Industrial Systems Division since 2010. Prior to that, in 2007, Mr. Wilson served as Vice President/General Manager Industrial & Commercial System Division, and in 2006, Mr. Wilson served as Vice President/General Manager Public Safety & Transportation System Division. Mr. Wilson has had no related party transactions with the Company reportable under Item 404(a) of Regulation S-K and has no family relationships with any director or executive officer of the Company.
Messrs. Boettger and Wilson will each be eligible for an annual cash incentive bonus under the Company’s short-term incentive bonus program. For 2011, the short-term cash incentive bonus target for each of Messrs. Boettger and Wilson has been set at 45% of his annual base salary. Any bonus payable for 2011 service to the Company will be based upon the attainment of certain pre-established corporate performance criteria (70%) and individual performance criteria (30%).
Messrs. Boettger and Wilson will each be eligible under the Company’s Executive General Severance Plan to receive a severance payment in the event of an involuntary termination of employment without “Cause” or voluntary termination with “Good Reason”, prior to a change in control of the Company, as such terms are defined in the plan. The severance benefits in the event of such a termination will be those provided to Tier II executives. This Plan was previously filed by the Company with the Securities and Exchange Commission as Exhibit 10.GG to the Company’s Form 10-K for the year ended December 31, 2008.
The Company and each of Messrs. Boettger and Wilson have entered into an Executive Change-in-Control Severance Agreement (Tier II) that provide for certain payments in the event of a “qualifying termination” of his employment after a “Change in Control” of the Company. The form of Executive Change-in-Control Severance Agreement was previously filed by the Company with the Securities and Exchange Commission as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended March 31, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Date: May 24, 2011	By:	/s/ William G. Barker, III William G. Barker, III
Senior Vice President and Chief Financial Officer